EXHIBIT 10.5

Amendment No. 1 to Purchase Agreement
(KNRC/Equipment Leases)

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT (KNRC/EQUIPMENT LEASES) (the “Amendment”) is made and entered into as of August 18, 2004, by and between CROWN PACIFIC PARTNERS, L.P., a Delaware limited partnership (“Seller”), Debtor-in-Possession under Jointly Administered Case No. 03-11258-PHX-RJH in the United States Bankruptcy Court for the District of Arizona filed on June 29, 2003 under Chapter 11 of Title 11 of the United States Code, and INTERNATIONAL FOREST PRODUCTS LIMITED, a British Columbia corporation (“Buyer”).

Recitals:

A.            Seller and Buyer are parties to that certain Purchase Agreement (KNRC/Equipment Leases) dated as of July 9, 2004 (the “Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase, on the terms and conditions set forth therein, all of the issued and outstanding capital stock of Klamath Northern and certain equipment leases as more fully described therein.  Capitalized terms used but not defined herein have the respective meanings set forth in the Agreement.

B.            The parties wish to amend the Agreement to exclude an agreement from the Equipment Leases.

Agreements:

In consideration of the foregoing and the mutual covenants of the parties set forth in this Amendment, the parties, intending to be legally bound, agree as follows:

1.             Exclusion of Certain Contract.  Schedule 1.2 to the Agreement is hereby amended by deleting the following Equipment Lease therefrom and substituting the phrase “Intentionally Omitted” in lieu thereof:

Master Lease Agreement, dated June 5, 2001, between Volvo Commercial Finance LLC The Americas and Crown Pacific Partners, L.P. – Volvo L220D wheel loader, serial # L220DV1640

23.1.12

2.             Modification.  This Amendment may not be modified or amended except by the written agreement of the parties.

3.             Binding Effect.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

4.             Effect of Amendment.  Except as expressly provided in this Amendment, the Agreement shall remain unamended and in full force and effect.  All references in the Agreement to “this Agreement” shall be deemed to mean the Agreement as amended by this Amendment.

5.             Execution.  This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Amendment that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Seller:	CROWN PACIFIC PARTNERS, L.P.,
a Delaware limited partnership

	By:	Crown Pacific Management Limited Partnership, its Managing General Partner

		By:	/s/ Steven E. Dietrich
Name: Steven E. Dietrich
Title: Senior Vice President
Chief Financial Officer and Treasurer

Buyer:	INTERNATIONAL FOREST PRODUCTS LIMITED, a British Columbia corporation

	By:	/s/ G. J. Friesen
Name: G. J. Friesen
Title: V.P. & Corp. Secretary

	By:	/s/ L. D. Cocke
Name: L. D. Cocke
Title: Corporate Controller